As filed with the Securities and Exchange Commission on November 10, 2026.

Registration No. 333-299708

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XEROX HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

New York	83-3933743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Merritt 7

Norwalk, Connecticut 06851-1059

(203) 849-5216

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Flor M. Colón

Chief Legal Officer and Corporate Secretary

Xerox Holdings Corporation

401 Merritt 7

Norwalk, Connecticut 06851-1059

(203) 849-5216

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth B. Wallach

Catherine C. Ciriello

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 of Xerox Holdings Corporation (File No. 333-299708) is being filed primarily for the purpose of updating the section entitled “Where You Can Find More Information,” in the prospectus contained herein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2026

XEROX HOLDINGS CORPORATION

3,872,062 shares of Common Stock

The selling stockholders named in this prospectus (the “selling stockholders”) may offer and sell, from time to time, up to an aggregate of 3,872,062 shares of our common stock, par value $1.00 per share (the “common stock”).

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”

Xerox Holdings Corporation’s common stock is listed on the Nasdaq Global Select Market under the symbol “XRX.” On November 9, 2026, the last reported sales price for our common stock was $1.04 per share.

Investing in the offered securities involves risks. See “Risk Factors” beginning on page 4 and carefully consider the discussion of risk and uncertainties described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026

Neither we nor the selling stockholders are responsible for the information contained and incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to give you any other information, and we nor the selling stockholders take responsibility for any other information that others may give you. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, the selling stockholders may periodically sell up to an aggregate of 3,872,062 shares of our common stock in one or more offerings.

This prospectus provides a general description of our common stock that the selling stockholders may offer. Each time the selling stockholders offer and sell securities, we may provide a prospectus supplement that will contain specific information about the terms of that offering. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the later-dated document modifies or supersedes the earlier statement.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. The market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (a) explains the specific terms of the securities being offered and (b) updates and changes information in this prospectus to the extent required; and

•	the documents referred to in “Where You Can Find More Information” on page 13 of this prospectus for information about us, including our financial statements.

References to “we,” “us,” “our,” “Xerox” or the “Company” refer to Xerox Holdings Corporation and its consolidated subsidiaries, unless the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements which are not historical facts, including statements relating to the Company’s outlook, that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” “could,” “can,” “targeting,” “projecting,” “driving,” “future,” “plan,” “predict,” “may” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in “Item 1A. Risk Factors” in Part I of Xerox Holdings Corporation’s and Xerox Corporation’s most recent combined Annual Report on Form 10-K, or any updates under the caption “Item 1A. Risk Factors” in Part II of Xerox Holdings Corporation’s and Xerox Corporation’s most recent combined Quarterly Report on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ABOUT THE COMPANY

Xerox is a workplace technology company, building and integrating services-led, software-enabled, workplace solutions for enterprises large and small. As customers seek to manage information and document workflows across digital and physical platforms, we deliver a seamless, secure, and sustainable experience. Whether inventing the copier, the Ethernet, the laser printer or more, Xerox has long defined the modern work experience and continues to do so with investments in IT infrastructure, artificial intelligence (AI), Internet of Things (IoT), intelligent document processing (IDP), robotic process automation (RPA) and other technologies that enable Xerox to deliver essential products and services to address the productivity challenges of a hybrid workplace and distributed workforce.

Xerox serves customers globally in North America, Europe, Latin America, Brazil, Asia Pacific (APAC), the Middle East, Africa, and India. This geographic span allows Xerox to deliver its technology and solutions to customers of all sizes, regardless of complexity or number of customer locations.

Xerox Holdings Corporation is a New York corporation, organized in 2019, with its principal executive offices located at 401 Merritt 7, Norwalk, Connecticut 06851-1059. Our telephone number is (203) 849-5216.

RISK FACTORS

Investment in the common stock involves risks. Before deciding to invest in our securities, you should carefully consider the risk factors incorporated into this prospectus by reference to Xerox Holdings Corporation’s and Xerox Corporation’s most recent combined Annual Report on Form 10-K and most recent combined Quarterly Report on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. For a description of these reports and documents, and information about where you can find them, see the section of this prospectus entitled “Where You Can Find More Information.” The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in our securities. Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock by the selling stockholders as of the date of this prospectus, after giving effect to the Exchange Issuance.

On October 29, 2026, Xerox entered into an exchange support agreement (the “Exchange Support Agreement”), by and among Xerox, Xerox Corporation, a New York corporation (“Xerox Corp”), the subsidiary guarantors party thereto and certain holders (the “Exchanging Holders”) of Xerox’s 5.500% Senior Notes due 2028 (the “2028 Notes”). Pursuant to the Exchange Support Agreement, and upon the terms and subject to the conditions therein, Xerox, Xerox Corp and the subsidiary guarantors party thereto expect to enter into exchange agreements (the “Exchange Agreements”) with the Exchanging Holders on November 13, 2026, pursuant to which the Exchanging Holders will exchange their 2028 Notes for (i) 10.250% Senior Secured First Lien Notes (2026 Issue) due 2030 newly issued by Xerox Corp, (ii) cash in respect of accrued and unpaid interest on the 2028 Notes and (iii) shares of common stock (such issuance, the “Exchange Issuance”) or, in the case of any Exchanging Holder that is not able to hold equity due to prohibitions or limitations set forth in its constating or organizational documentation, an additional principal amount of such new notes.

We are registering the offer and sale of the common stock to satisfy our obligations pursuant to the Exchange Support Agreement and the Exchange Agreements, under which we have agreed or will agree to file a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of such common stock. The foregoing summary and description of the Exchange Support Agreement and the Exchange Agreements do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Support Agreement (including a copy of the form of Exchange Agreement attached as Exhibit B thereto), a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part, and is incorporated herein by reference.

The percentage ownership information shown in the table is based upon 137,080,815 shares of common stock outstanding as of October 30, 2026, after giving effect to the Exchange Issuance. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The following table also provides the maximum number of shares of our common stock that may be offered by the selling stockholders pursuant to this prospectus and the number of shares of our common stock that will be beneficially owned by the selling stockholders after such an offering, assuming the sale of all of the offered shares.

The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated or no shares. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale. Information about each selling stockholder may change over time.

	Shares of Common Stock Beneficially Owned		Shares of Common Stock that May be Offered for Resale	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name	Number of Shares	Percent of Common Stock Outstanding		Number of Shares	Percent of Common Stock Outstanding
20UGS (UCITS) Funds - TCW Unconstrained Plus Bond Strategy(1)	632	*	632	—	—
Algebris UCITS Funds plc - Algebris Global Credit Opportunities Fund(2)	222,101	*	222,101	—	—
Alphanatics Master Fund Limited(3)	15,443	*	15,443	—	—
BofA Securities, Inc.(4)	24,177	*	24,177	—	—
Converium Capital Master Fund LP(5)	248,607	*	248,607	—	—
Converium PGEQ Multi-strategy Fund L.P.(5)	12,658	*	12,658	—	—
CoRe Series - Global Macro Credit FAM Fund(2)	55,518	*	55,518	—	—
HG Vora Special Opportunities Master Fund II, Ltd.(6)	303,797	*	303,797	—	—
Entities affiliated with Millennium Management LLC(7)	3,518,225	2.56%	926,962	2,591,263	1.89%
Multi-Manager Alternative Strategies Fund(8)	1,265	*	1,265	—	—
Pictet Alt - Distressed & Special Situations(9)	68,000	*	68,000	—	—
Pictet TR - Diversified Alpha(10)	43,139	*	43,139	—	—
Rokos Global Macro Investments 2 Limited(11)	1,075,949	*	1,075,949	—	—
Silver Point Capital Fund, L.P.(12)	36,708	*	36,708	—	—
Silver Point Capital Offshore Master Fund, L.P.(12)	115,189	*	115,189	—	—
Stadium I L.P.(13)	164,556	*	164,556	—	—
TCW Flexible Income ETF(14)	32,911	*	32,911	—	—
TCW Funds - TCW Global Income Fund(15)	632	*	632	—	—
TCW Funds - TCW Global Multi Asset Opportunities Fund(16)	379	*	379	—	—
TCW Funds - TCW Multi-Sector Fixed Income Fund(17)	5,063	*	5,063	—	—
TCW High Yield Bond ETF(18)	632	*	632	—	—
TCW MetWest High Yield Bond Fund(19)	8,607	*	8,607	—	—
TCW MetWest Strategic Income Fund(20)	506	*	506	—	—
TCW MetWest Unconstrained Bond Fund(21)	18,987	*	18,987	—	—
TCW Multisector Credit Income ETF(22)	886	*	886	—	—
Whitebox GT Fund, LP(23)	13,645	*	13,645	—	—
Whitebox Multi-Strategy Partners, LP(23)	164,911	*	164,911	—	—
Whitebox Relative Value Partners, LP(23)	310,202	*	310,202	—	—

*	Less than 1%.
(1)

20UGS (UCITS) Funds - TCW Unconstrained Plus Bond Strategy is an Undertaking for Collective Investment in Transferable Securities (UCITS). TCW Investment Management Company LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Bryan Whalen, Group Managing Director, Jerry Cudzil, Group Managing Director, Ruben Hovhannisyan, Group Managing Director, of TCW Investment Management Company LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 16 Rue Jean-Pierre Brasseur, L-1258 Luxembourg.

(2)

Algebris (UK) Limited acts as investment manager to Algebris UCITS Funds plc – Algebris Global Credit Opportunities Fund and CoRe Series – Global Macro Credit FAM Fund. The ultimate beneficial owner of Algebris (UK) Limited is Davide Serra, with an indirect shareholding of 90.35% and 100% of the voting rights. The address of each of Algebris UCITS Funds plc – Algebris Global Credit Opportunities Fund and CoRe Series – Global Macro Credit FAM Fund is 1st Floor, 11 Waterloo Place, London, SW1Y 4AU, United Kingdom.

(3)

The selling stockholder is a Cayman Islands exempted company governed by its own board of directors, which has delegated investment and voting authority over the shares of common stock held by the selling stockholder to Pictet Asset Management Limited as investment manager. Galia Velimukhametova, Till Heimlich, Ide Kearney and Vasant Mehta, investment managers of Pictet Asset Management Limited, share voting and dispositive power over such shares. Each of Pictet Asset Management Limited and the named individuals disclaims beneficial ownership of the shares except to the extent of its or their pecuniary interest therein. The registered address of the selling stockholder is c/o Appleby Corporate Services (Cayman) Limited, PO Box 1350, 75 Fort Street, George Town, KY1-1104.

(4)

BofA Securities, Inc.’s beneficial ownership listed herein represents solely beneficial interests of its US Special Situations – Distressed Group and not any other unit, group, division, line of business of BofA Securities, Inc. or any of its affiliates or subsidiaries. The address of BofA Securities, Inc. is Bank of America Tower, One Bryant Park, New York, NY 10036.

(5)

Includes (a) 248,607 shares held by Converium Capital Master Fund LP, and (b) 12,658 shares held by Converium PGEQ Multi-strategy Fund L.P. Converium Capital Inc. serves as the investment manager to, and may be deemed to have voting and dispositive power over the securities held by, Converium Capital Master Fund LP and by Converium PGEQ Multi-strategy Fund L.P. Converium Capital Inc. is controlled by Aaron Stern and each of them may also be deemed to have voting and dispositive power over such shares. Each of Converium Capital Inc. and Mr. Stern disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein. The mailing address for Converium Capital Inc. is 1250, boul. René-Lévesque Ouest, Suite 4030, Montréal, Québec, H3B 4W8, Canada.

(6)

HG Vora Capital Management, LLC is the investment adviser to, and may be deemed to have voting and dispositive power of the securities held by, HG Vora Special Opportunities Master Fund II, Ltd. Parag Vora is the manager of HG Vora Capital Management, LLC. The mailing address for this entity and the individual discussed in this footnote is 330 Madison Avenue, 21st Floor, New York, NY 10017.

(7)

As of the close of business on October 23, 2026: (i) Integrated Core Strategies (US) LLC (an affiliate of the selling stockholder) beneficially owned 210,338 shares of the Company’s common stock, par value $1 per share (“Common Stock”) as it held warrants to purchase 210,338 shares of the Company’s Common Stock; (ii) ICS Opportunities, Ltd. (an affiliate of the selling stockholder) beneficially owned 1,928,534 shares of the Company’s Common Stock as it held warrants to purchase 1,928,534 shares of the Company’s Common Stock; (iii) Integrated Assets II LLC (an affiliate of the selling stockholder) beneficially owned 156,922 shares of the Company’s Common Stock; and (iv) Integrated Assets, Ltd. (an affiliate of the selling stockholder) beneficially owned an aggregate of 295,469 shares of the Company’s Common Stock (consisting of: (a) 260,945 shares of the Company’s Common Stock, and (b) warrants to purchase 34,524 shares of the Company’s Common Stock). Integrated Core Strategies (US) LLC, ICS Opportunities, Ltd., Integrated Assets II LLC and Integrated Assets, Ltd. are affiliates of Millennium CMM, Ltd. (the selling stockholder). The securities listed above may be deemed to be beneficially owned by

Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Millennium CMM, Ltd. is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.
(8)

Multi-Manager Alternative Strategies Fund is a registered investment company. TCW Investment Management Company LLC serves as its investment sub-adviser and may be deemed to beneficially own the securities held by the fund. Bryan Whalen, Group Managing Director, Jerry Cudzil, Group Managing Director, Ruben Hovhannisyan, Group Managing Director, Steven Purdy, Group Managing Director, of TCW Investment Management Company LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 225 Franklin Street, Boston, MA 02110.

(9)

The selling stockholder is a compartment of Pictet Alt, an investment company with variable capital – reserved alternative investment fund (SICAV-RAIF) incorporated under Luxembourg law in accordance with the provisions of 23 July 2016 relating to reserved alternative investment funds in Luxembourg governed by its own board of directors, which has delegated investment and voting authority over the shares of common stock held by the selling stockholder to Pictet Asset Management Limited as investment manager. Galia Velimukhametova, Till Heimlich, Ide Kearney and Vasant Mehta, investment managers of Pictet Asset Management Limited, share voting and dispositive power over such shares. Each of Pictet Asset Management Limited and the named individuals disclaims beneficial ownership of the shares except to the extent of its or their pecuniary interest therein. The registered address of the selling stockholder is 15, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

(10)

The selling stockholder is a compartment of Pictet TR, an open-ended investment company (SICAV) incorporated under Luxembourg law in accordance with the provisions of Part I of the law of 17 December 2010 governing undertakings for collective investment in Luxembourg governed by its own board of directors, which has delegated investment and voting authority over the shares of common stock held by the selling stockholder to Pictet Asset Management Limited as investment manager. Galia Velimukhametova, Till Heimlich, Ide Kearney and Vasant Mehta, investment managers of Pictet Asset Management Limited, share voting and dispositive power over such shares. Each of Pictet Asset Management Limited and the named individuals disclaims beneficial ownership of the shares except to the extent of its or their pecuniary interest therein. The registered address of the selling stockholder is 15, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

(11)

Shares of Common Stock directly held by Rokos Global Macro Investments 2 Limited, a fund advised by Rokos Capital Management (US) LP (“RCM”) as its investment adviser. Chris Rokos is the ultimate beneficial owner of RCM. The address of RCM is 645 Fifth Avenue, New York, NY 10022.

(12)

Silver Point Capital, L.P. (“Silver Point”) or its wholly owned subsidiaries are the investment managers of Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Master Fund, L.P., (the “Silver Point Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all the reported securities held by the Silver Point Funds. Silver Point Capital Management, LLC (“Silver Point Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by the Silver Point Funds. Messrs. Edward A. Mule and Robert J. O’Shea are each members of management and as a result may be deemed to be the beneficial owner of all of the securities held by the Silver Point Funds. Messrs. Mule and O’Shea disclaim beneficial ownership of the reported securities held by Silver Point Funds except to the extent of their pecuniary interests. The address of each of the Silver Point Funds is 2 Greenwich Plaza, Suite 1, Greenwich, CT 06830.

(13)

Reflects securities held directly by Stadium I L.P. (the “Stadium Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Stadium Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Stadium Fund directly or indirectly controlled by it or him, but each (other than the Stadium Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(14)

TCW Flexible Income ETF is a registered investment company. TCW Investment Management Company LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Bryan Whalen, Group Managing Director, Jerry Cudzil, Group Managing Director, Ruben Hovhannisyan, Group Managing Director, of TCW Investment Management Company LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 515 S. Flower Street, Los Angeles, CA 90071.

(15)

TCW Funds - TCW Global Income Fund is an Undertaking for Collective Investment in Transferable Securities (UCITS). TCW Investment Management Company LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Bryan Whalen, Group Managing Director, Jerry Cudzil, Group Managing Director, Ruben Hovhannisyan, Group Managing Director, of TCW Investment Management Company LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 3 Rue Jean Piret, L-2350 Luxembourg.

(16)

TCW Funds - TCW Global Multi Asset Opportunities Fund is an Undertaking for Collective Investment in Transferable Securities (UCITS). TCW Investment Management Company LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Bryan Whalen, Group Managing Director, Jerry Cudzil, Group Managing Director, Ruben Hovhannisyan, Group Managing Director, of TCW Investment Management Company LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 3 Rue Jean Piret, L-2350 Luxembourg.

(17)

TCW Funds - Multi-Sector Fixed Income Fund is an Undertaking for Collective Investment in Transferable Securities (UCITS). TCW Investment Management Company LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Bryan Whalen, Group Managing Director, Jerry Cudzil, Group Managing Director, Ruben Hovhannisyan, Group Managing Director, Steven Purdy, Group Managing Director, of TCW Investment Management Company LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 3 Rue Jean Piret, L-2350 Luxembourg.

(18)

TCW High Yield Bond ETF is a registered investment company. TCW Investment Management Company LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Bryan Whalen, Group Managing Director, Jerry Cudzil, Group Managing Director, Ruben Hovhannisyan, Group Managing Director, Steven Purdy, Group Managing Director, of TCW Investment Management Company LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 515 S. Flower Street, Los Angeles, CA 90071.

(19)

TCW MetWest High Yield Bond Fund is a registered investment company. Metropolitan West Asset Management LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Jerry Cudzil, Group Managing Director, Steven Purdy, Group Managing Director, Brian Gelfand, Managing Director, of Metropolitan West Asset Management LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 515 S. Flower Street, Los Angeles, CA 90071.

(20)

TCW MetWest Strategic Income Fund is a registered investment company. Metropolitan West Asset Management LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Bryan Whalen, Group Managing Director, Jerry Cudzil, Group Managing Director, Ruben Hovhannisyan, Group Managing Director, of Metropolitan West Asset Management LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 515 S. Flower Street, Los Angeles, CA 90071.

(21)

TCW MetWest Unconstrained Bond Fund is a registered investment company. Metropolitan West Asset Management LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Bryan Whalen, Group Managing Director, Jerry Cudzil, Group Managing Director, Ruben Hovhannisyan, Group Managing Director, of Metropolitan West Asset Management LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 515 S. Flower Street, Los Angeles, CA 90071.

(22)

TCW Multisector Credit Income ETF is a registered investment company. TCW Investment Management Company LLC serves as its investment adviser and may be deemed to beneficially own the securities held by the fund. Jerry Cudzil, Group Managing Director, Steven Purdy, Group Managing Director, David Robbins, Group Managing Director, Brian Gelfand, Managing Director, Christopher Hays, Managing Director, of TCW Investment Management Company LLC, have voting and investment power over such securities. Each of the foregoing disclaims beneficial ownership of the securities except to the extent of its pecuniary interest therein. The address of the fund is 515 S. Flower Street, Los Angeles, CA 90071.

(23)

Whitebox Advisors LLC (“WBA”) is the investment manager of (i) Whitebox Multi-Strategy Partners, L.P., (ii) Whitebox Relative Value Partners, L.P., (iii) Whitebox GT Fund, LP (collectively, the “Whitebox Funds”) and may be deemed to have shared voting and dispositive power over the securities held by the Whitebox Funds. WBA is managed by a committee of members including Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, and Paul Roos, and Blue Owl GP Stakes II (A), LP, a non-voting member, who may also be deemed to share such power. Each of WBA, Blue Owl GP Stakes II (A), LP, and the aforementioned individuals disclaims beneficial ownership of these securities, except to the extent of their respective pecuniary interest therein. The business address of WBA and the Whitebox Funds is 3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, Xerox had one class of securities registered pursuant to Section 12 of the Exchange Act: common stock, par value $1.00 per share (the “Common Stock”). The following summary of the terms of the Common Stock is not meant to be complete and is qualified by reference to the relevant provisions of New York law and the Restated Certificate of Incorporation (the “Charter”) and Amended and Restated By-Laws (the “Bylaws”) of Xerox.

Dividend Rights and Restrictions

Holders of Common Stock are entitled to dividends as and when declared by the board of directors of Xerox out of the net assets legally available therefor. All shares of Common Stock are entitled to participate equally in such dividends. There are no restrictions on the payment of dividends or purchase or redemption of Common Stock under the Charter or the Bylaws, provided that all dividends for past periods and the dividends for the current quarter on any outstanding preferred stock and retirement, purchase or sinking fund requirements thereon, if any, will have been paid or provided for.

Voting Rights

Each share of Common Stock is entitled to one vote per share subject to the right of the holders of any outstanding preferred stock, if six quarterly dividends (whether or not consecutive) thereon are in default, to elect, voting as a class, two additional members to Xerox’s board of directors, which right continues until the default is cured. In addition, the separate vote or consent of the holders of outstanding preferred stock is required to authorize certain corporate action.

Liquidation Rights

Holders of Common Stock are entitled to receive Xerox’s net assets, on a pro-rata basis, upon the dissolution, liquidation or winding up of Xerox, after the payment in full of all preferential amounts to which the holders of any then-outstanding shares of preferred stock shall be entitled.

Preemptive Rights

Holders of Common Stock do not possess preemptive rights or subscription rights to any additional issues of any class of the capital stock or any of Xerox’s other securities.

Liability to Further Calls or Assessments

Based on the advice of counsel, all the issued and outstanding Common Stock is fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A., and any successor appointed in such capacity.

Listing

The Common Stock is listed and traded on the Nasdaq Global Select Market under the symbol “XRX.”

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the selling stockholders pursuant to the terms of the Exchange Agreements.

The selling stockholders may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholders may offer the common stock from time to time, either in increments or in a single transaction. Each selling stockholder may also decide not to sell all the shares such selling stockholder is allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at fixed prices or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares of common stock:

•	purchases by dealers and agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares of common stock;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	non-marketed block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	settlement of short sales, or transactions to cover short sales relating to the common stock;

•	through distribution by a selling stockholder to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	writing of options, whether the options are listed on an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	directly to purchasers, including through a specific bidding, auction or other process;

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus.

The selling stockholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

The selling stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell shares of common stock covered by this prospectus, including by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in shares of common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of shares of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions may be deemed to be “underwriters” within the meaning of the Securities Act and will be identified in a supplement to this prospectus or post-effective amendment to the registration statement of which this prospectus is a part as may be required.

Resales by the selling stockholders may be made directly to investors or through securities firms acting as brokers or dealers. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of common stock by the selling stockholders, or the securities firm may purchase common stock from the selling stockholders as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, also engage in crosses, which are transactions where the same securities firm acts as an agent for both sides of a transaction. Securities firms may, to the extent permissible, receive compensation in the form of commissions, concessions or discounts from the selling stockholders or the purchaser, either as agent of such purchaser or in a sale to such purchaser as principal in amounts to be negotiated. Such compensation may be in excess of customary commissions, concessions or discounts and will be in amounts to be negotiated in connection with such resales.

The selling stockholders may, from time to time, pledge or grant a security interest in some shares of common stock owned by them and, if any selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer shares of common stock in other circumstances, in which case the permitted transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders may elect to make an in-kind distribution of common stock to their members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through this prospectus.

To the extent necessary, the specific terms of the offering of the shares of common stock, including the number of shares being offered, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus forms a part.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and other compensation, if any, that can be attributed to the sale of shares of common stock sold hereunder will be paid by the selling stockholders and/or the purchasers.

We are required pursuant to the Exchange Agreements to pay all fees and expenses incident to the registration of the shares (including the reasonable and documented fees and disbursements of counsel to the selling stockholders), but we will not receive any proceeds from the sale of the common stock sold pursuant to this prospectus. The Exchange Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and the selling stockholders are obligated to indemnify us for material misstatements or omissions attributable to it.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Additional legal matters may be passed on for us, or any dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Xerox Holdings Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Xerox Holdings Corporation for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Lexmark International II, LLC because it was acquired by the Company in a purchase business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Lexmark International II, LLC as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026;

•

the portions of the Definitive Proxy Statement on Schedule 14A for the 2026 annual meeting of stockholders, filed with the SEC on April 7, 2026, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed with the SEC on May 7, 2026, August 6, 2026 and November 5, 2026, respectively;

•

our Current Reports on Form 8-K and 8-K/A, filed with the SEC on July  30, 2025, January  21, 2026, January  28, 2026, February  12, 2026, February  17, 2026, April  2, 2026, May  27, 2026, July  2, 2026 and October 29, 2026 (Film No: 261497604);

•

the description of our Common Stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on September 20, 2021, Exhibit 4(c) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any amendment or report filed for the purpose of updating that description; and

•

all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement of which this prospectus forms a part and subsequent to the effectiveness of the registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that are furnished and not filed with the SEC).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to us at the following address or telephone number:

Xerox Holdings Corporation

401 Merritt 7

Norwalk, Connecticut 06851-1059

telephone (203) 849-5216

Attention: Chief Legal Officer and Corporate Secretary.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

Amount Paid*
SEC Registration Fee	$856
FINRA Fee	—
Printing Fees and Expenses	15,000
Accounting Fees and Expenses	130,000
Legal Fees and Expenses	125,000
Total	$270,856

*	Includes the cost of future takedowns.

Item 15.	Indemnification of Directors and Officers.

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made, a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by the director or officer in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Financial Services, for a retention amount and for co-insurance.

The foregoing statements are subject to the detailed provisions of Sections 721-726 of the NYBCL and the Charter and Bylaws of Xerox Holdings Corporation and the Restated Certificate of Incorporation.

Certificate of Incorporation

The Charter of Xerox Holdings Corporation contains no indemnification provisions.

Bylaws

The Bylaws of Xerox Holdings Corporation provide that the corporation shall indemnify any person made or threatened to be made a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the corporation to procure a judgment in favor of the corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or her, his or her testator or intestate is or was a director or officer of the corporation or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the corporation shall have given its prior approval thereto. The Amended and Restated By-Laws of Xerox Holdings Corporation also give the covered persons the right to be paid advances of any expenses they incurred in connection with such action, suit or proceedings, consistent with the applicable law, and allow the corporation to extend rights to indemnification and advancement of expenses to such covered persons by resolutions of shareholders or directors or through an agreement, to the extent not expressly prohibited by law.

Item 16.	Exhibits.

See the “Exhibit Index,” which follows the signature pages to this registration statement and is herein incorporated by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Xerox Holdings Corporation filed with the Department of State of New York on May 19, 2022 (incorporated by reference to Exhibit 3.1 to Xerox Holdings Corporation’s Quarterly Report on Form 10-Q dated May 19, 2022).

3.2	Amended and Restated By-Laws of Xerox Holdings Corporation dated February 17, 2022 (incorporated by reference to Exhibit 3(b)(2) to the Xerox Holdings Corporation’s Annual Report on Form 10-K dated February 23, 2022).

4.1	Description of Xerox Holdings Corporation’s Capital Stock (incorporated by reference to the registration statement on Form 8-A12B filed with the SEC on September 20, 2021 and Exhibit 4(c) to our Annual Report on Form 10-K for the year ended December 31, 2025).

5.1**	Opinion of Simpson Thacher & Bartlett LLP.

10.1	Exchange Support Agreement, dated as of October 29, 2026, by and among Xerox Corporation, Xerox Holdings Corporation, the other company parties thereto and the consenting holders party thereto (including the form of Exchange Agreement attached thereto as Exhibit B) (incorporated by reference to Exhibit 10.1 to Xerox Holdings Corporation’s Current Report on Form 8-K dated October 29, 2026 (Film No: 261497604)).

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Xerox Holdings Corporation.

23.2*	Consent of BDO USA, P.C., independent auditors of Lexmark International II, LLC.

23.3**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature pages to this registration statement).

107*	Filing Fee Table.

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on November 10, 2026.

XEROX HOLDINGS CORPORATION
By:	/s/ Louie J. Pastor
Name:	Louie J. Pastor
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

/s/ Louie J. Pastor Louie J. Pastor	Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2026

/s/ Chuck Butler Chuck Butler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 10, 2026

/s/ William Twomey William Twomey	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 10, 2026

* John G. Bruno	Director	November 10, 2026

* Tami A. Erwin	Director	November 10, 2026

* Priscilla Hung	Director	November 10, 2026

* Scott Letier	Director	November 10, 2026

* Nichelle Maynard-Elliott	Director	November 10, 2026

* Amy Schwetz	Director	November 10, 2026

*By:	/s/ Louie J. Pastor
Name:	Louie J. Pastor
Title:	Chief Executive Officer and Director